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                                                                     Exhibit 8.1


                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]




                                 April 9, 1997


Mercantile Bancorporation Inc.
Mercantile Capital Trust I
P.O. Box 524
St. Louis, Missouri 63166


     Re:  Registration of $150,000,000 Floating Rate
          Capital Trust Pass-through Securities
          of Mercantile Capital Trust I
          -------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Mercantile Bancorporation Inc., a Delaware corporation ("Mercantile"), and Mercantile Capital Trust I, a Delaware business trust ("Trust I"), in connection with the registration of $150,000,000 Floating Rate Capital Trust Pass-through Securities of Trust I (the "Capital Securities"). All terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement filed on Form S-4 with the Securities and Exchange Commission with respect to the Capital Securities (the "Registration Statement").

          We have reviewed the Registration Statement by which the Capital Securities have been offered. We have also made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed relevant, necessary or appropriate for the purpose of this opinion. We
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WACHTELL, LIPTON, ROSEN & KATZ



Mercantile Bancorporation Inc.
Mercantile Capital Trust I
April 9, 1997
Page 2

have also examined the certificates and other documents delivered at the closing for the sale of the Capital Securities. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

          We have relied, insofar as such opinion involves factual matters, to the extent we deem appropriate, upon certificates of officers of Mercantile and Trust I and certificates of public officials, and insofar as such opinion involves Delaware laws governing business trusts, we have relied, as to all such matters, on the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Mercantile and the Trust. We have not independently verified such information and assumptions.

          We are members of the Bar of the State of New York. We call your attention to the fact that, in rendering an opinion, we are expressing our views only as to the federal tax laws of the United States of America. In rendering our opinion we have considered the applicable provisions of the Internal
Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, and the portinent judicial authorities and interpretive rulings of the Internal Revenue Service, all in effect as of the date of this opinion.

          On the basis of the foregoing and in reliance thereon, we are of the opinion that, as of the date hereof:

          1. the exchange of the Old Capital Securities for New Capital Securities should not be taxable for federal income tax purposes;

          2. Trust I will be characterized as a grantor trust for United States federal income tax purposes and not as a partnership or as an association subject to tax as a corporation;

          3. for United States federal income tax purposes the Subordinated Debt Securities will constitute indebtedness of Mercantile; and

          4. the statements made in the Registration Statement under the caption "United States Federal Income Taxation,"
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WACHTELL, LIPTON, ROSEN & KATZ



Mercantile Bancorporation Inc.
Mercantile Capital Trust I
April 9, 1997
Page 3


     insofar as they purport to describe the material United States federal income tax consequences of the purchase, ownership and disposition of Subordinated Debt Securities and Capital Securities, fairly summarize the matters therein described.

          In rendering our opinion, we have assumed that the New Capital Securities have been duly authorized and that the signatures on all documents examined by us are genuine, assumptions which we have not independently varified. We have also assumed that the terms of the Indentures will be fully complied with by all parties thereto.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement, and to the reference to this opinion therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.


                                         Very truly yours,


                                         /s/ Wachtell, Lipton, Rosen & Katz